Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Cidara Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Preetam Shah, Ph.D., MBA, Chief Financial Officer and Chief Business Officer of the Company, certify, pursuant to the requirement in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), that, to my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2022	/s/ Preetam Shah, Ph.D., MBA
Preetam Shah, Ph.D., MBA
Chief Financial Officer and Chief Business Officer
(Principal Financial Officer)
The foregoing certification accompanies the Form 10-Q to which it relates, is being furnished solely pursuant to 18 U.S.C. § 1350 and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.